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                                                                   Exhibit 10(a)





                            THE J. M. SMUCKER COMPANY

                           TOP MANAGEMENT SUPPLEMENTAL

                             RETIREMENT BENEFIT PLAN

                            (MAY 1, 1999 RESTATEMENT)


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                            THE J. M. SMUCKER COMPANY
                           TOP MANAGEMENT SUPPLEMENTAL
                             RETIREMENT BENEFIT PLAN
                            (MAY 1, 1999 RESTATEMENT)


         The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan established effective January 1, 1985, as amended and restated effective May 1, 1994, for the purpose of supplementing the retirement benefits of certain officers and other key management employees of The J. M. Smucker Company and its subsidiaries who are selected to participate in the Plan, is hereby again amended and restated in its entirety, effective May 1, 1999, for individuals who retire, die or enter into pay status on or after August 1, 1998. Benefit payments under this Plan for individuals who retire, die or enter into pay status on or after August 1, 1998 shall be increased to reflect the benefit changes made by this plan restatement beginning with the calendar month following the date on which the individual retired, died or entered into pay status.
                                    ARTICLE I
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                                   DEFINITIONS
                                   -----------

        For the purposes hereof, the following words and phrases shall have the meanings indicated:

        1.1 The "Plan" means the supplemental retirement benefit plan as set forth herein, together with all amendments thereto, which Plan shall be called "The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan."

        1.2 The "Company" means The J. M. Smucker Company, an Ohio corporation, its corporate successors, and the surviving corporation resulting from any merger or consolidation of The J. M. Smucker Company with any other corporation or corporations.

        1.3 A "Subsidiary" means any corporation 50% or more of the issued and outstanding voting stock of which is owned or controlled by the Company, directly or indirectly.


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        1.4 An "Employer" means the Company and any Subsidiary.

        1.5 A "Participant" means a key executive of the Company or of a Subsidiary who is selected from time to time by the board of directors to participate in the Plan. A Participant's selection and approval to participate in the Plan shall be evidenced in writing in the form of a contract between the Participant and the Company.

        1.6 The "Retirement Plan" means The J. M. Smucker Company Employees' Retirement Plan.

        1.7 The "Final Average Monthly Salary" of a Participant means the Participant's "average monthly base compensation" under the Retirement Plan but determined using the highest aggregate base compensation, management bonuses and Christmas bonuses received by the Participant during any 60 consecutive full calendar months of employment prior to the earlier of his retirement or other termination of employment or the date of any termination of the Retirement Plan. Except as provided below, for purposes of calculating Final Average Monthly Salary, any bonus earned by a Participant during a fiscal year of the Company shall be treated as having been paid to the Participant on the last day of the fiscal year to which such bonus relates, rather than on the later date of actual payment to the Participant. Only five (5) consecutive years' bonuses will be taken into consideration in determining Final Average Monthly Salary. However, any bonus paid to a Participant after his termination of employment will be included in determining Final Average Monthly Salary only if such inclusion serves to increase his Final Average Monthly Salary; if inclusion of such bonus would cause his Final Average Monthly Salary to decrease, then such bonus shall be disregarded and an earlier year's bonus used in selecting the five (5) consecutive years' bonuses to be taken into consideration.

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         1.8 A Participant's "Normal Retirement Date" means the date on which he attains age 65.

         1.9 The "Social Security Offset Amount" of a Participant means his estimated monthly Primary Insurance Amount under the federal Social Security Act as in effect on the day immediately preceding the earlier of his retirement or other termination of employment or any termination of the Plan; moreover, if such event occurs before the Participant attains age 62, his estimated monthly Primary Insurance Amount shall be equal to the amount he would receive at age 62 on the assumption that from and after the date of his retirement or termination the Participant will receive no further compensation which is treated as wages for purposes of the Act. Provided, however, if an Employee previously had retired due to permanent and total disability and was entitled to receive long-term disability benefits under any plan maintained by an Employer, computation of his monthly Primary Insurance Amount upon subsequent retirement under the Plan shall be based on the Act in effect on his date of disability retirement. All estimates hereunder shall be made by the Company, upon the advice of an actuary, using standards of uniform and non-discriminatory application.

         1.10 A Participant's "Monthly Retirement Benefit" means the amount of monthly benefit to which he is entitled under the terms of this Plan, as determined in accordance with Article II hereof.

         1.11 The "Years of Service" of a Participant means the Participant's years of "benefit service" under the Retirement Plan but determined including any periods of employment after his Normal Retirement Date. Years of Service shall include fractional years to the nearest 1/10th year based upon the number of days since the employment anniversary date.



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         Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE II
                                   ----------

                        SUPPLEMENTAL RETIREMENT BENEFITS
                        --------------------------------

         2.1 NORMAL RETIREMENT. A Participant who retires from employment with his Employer on or after his Normal Retirement Date, or who has left active employment prior to his Normal Retirement Date under conditions of eligibility for a long-term disability benefit under any plan maintained by an Employer and is receiving long-term disability benefits on his Normal Retirement Date, shall be eligible for a normal retirement Monthly Retirement Benefit in an amount equal to:

         (a) two and one-half percent of his Final Average Monthly Salary multiplied by his Years of Service, not to exceed 20 years, plus an additional one percent for each Year of Service after 20 years not to exceed an additional 5 years, less

         (b)      100 percent of his Social Security Offset Amount, less

         (c) the amount of his monthly retirement benefit under the Retirement Plan. In calculating the amount of the offset under this paragraph (c), benefits attributable to Participant contributions under the supplemental portion of the Retirement Plan shall be disregarded. However, benefits attributable to Company contributions under the supplemental portion of the Retirement Plan, which are subject to this offset, shall be calculated as those benefits which the Participant would have been eligible to receive, assuming he had contributed to the supplemental portion of the Retirement Plan for all periods for which he was eligible to contribute, regardless of whether such contributions were actually made or not.



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         A normal retirement Monthly Retirement Benefit shall be paid to an eligible Participant commencing as of the first day of the month following the month in which he retires and shall be payable monthly thereafter in accordance with the terms of Section 2.4 or an optional form of benefit elected under
Section 2.5.

         Notwithstanding the foregoing, a Participant who is still employed by an Employer on the April 1 following the calendar year in which he attains age 70-1/2 shall commence receiving the Monthly Retirement Benefit provided under this Section 2.1 as of April 1 following the calendar year in which he attains age 70-1/2.

         2.2 EARLY RETIREMENT. A Participant who retires from employment with his Employer at or after age 55, but prior to his Normal Retirement Date, who has at least ten (10) Years of Service, and who is not eligible for a short or long-term disability benefit under any plan maintained by an Employer, shall be eligible for an early retirement Monthly Retirement Benefit in an amount determined after his early retirement in the same manner as provided for a normal retirement Monthly Retirement Benefit, except that the amount determined in Section 2.1(a) above shall be reduced by one-third of one percent for each full month by which commencement of payment of the benefit precedes the month following the date on which the Participant attains age 62. An early retirement Monthly Retirement Benefit shall be paid to an eligible Participant commencing on or after the first day of the month following the month in which he retires and shall be payable monthly thereafter in accordance with the terms of Section
2.4 or an optional form of benefit elected under Section 2.5.

         2.3 TERMINATION OF EMPLOYMENT. The Plan is intended to provide benefits for career employees of an Employer. Therefore, a Participant who terminates his employment with his Employer for any reason other than death and who is not eligible for any retirement benefit under



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the Plan or a short or long-term disability benefit under any plan maintained by an Employer, shall not be eligible for any Monthly Retirement Benefit under the Plan, except that such a Participant, who has at least ten (10) Years of Service, is eligible for a deferred Monthly Retirement Benefit in an amount determined after his termination of employment in the same manner as provided for an early retirement Monthly Retirement Benefit. A deferred Monthly
Retirement Benefit shall be paid to an eligible Participant commencing on or after the first day of the month following the month in which he attains age 55 and shall be payable monthly thereafter in accordance with the terms of Section
2.4 or an optional form of benefit elected under Section 2.5.

         2.4      NORMAL FORM OF PAYMENT.

                  (A) A Participant who becomes eligible to receive a Monthly Retirement Benefit and who is married at the time payment of his Monthly Retirement Benefit commences shall receive payment of such benefit in the form of a qualified joint and survivor annuity that in the event of the Participant's death would provide a benefit to the Participant's surviving spouse equal to 50 percent of the benefit the Participant was receiving at the time of his death unless an optional form of payment is elected under Section 2.5 of this Plan. To receive a benefit under the qualified joint and survivor form of payment, a Participant's surviving spouse must be the same spouse to whom the Participant was married at the time payment of his Monthly Retirement Benefit commenced.

                  The present value of the qualified joint and survivor annuity payable to a Participant hereunder shall be the actuarial equivalent of the present value of the benefit otherwise payable to him under the Plan.



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                  (B) A Participant who becomes eligible to receive a Monthly
         Retirement Benefit and who is unmarried at the time payment of his Monthly Retirement Benefit commences shall receive payment of such benefit in the form of a single life annuity unless an optional form of payment is elected under Section 2.5 of this Plan. Such Participant shall receive an unreduced Monthly Retirement Benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

        2.5 OPTIONAL FORMS OF PAYMENT.

        An unmarried Participant or a married Participant who has obtained spousal consent as required and set forth under the provisions of the Retirement Plan may elect to receive his supplemental retirement benefit under one of the following optional forms of payment:

             (A) OPTION A - 100% JOINT AND SURVIVOR ANNUITY. The retired Participant shall receive a reduced Monthly Retirement Benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's beneficiary survives him, then commencing with the month following the month in which his death occurs, his beneficiary shall receive a continuing monthly benefit equal to such reduced amount for such beneficiary's lifetime, the last monthly payment being for the month in which the death of the beneficiary occurs.

             (B) OPTION B - 50% JOINT AND SURVIVOR ANNUITY. The retired Participant shall receive a reduced Monthly Retirement Benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's beneficiary survives him, then commencing with the month following the month in which his death occurs, his beneficiary shall receive a continuing monthly benefit equal to one-half of such reduced amount


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         for such beneficiary's lifetime, the last monthly payment being for the month in which the death of the beneficiary occurs.

             (C) OPTION C - 66 2/3% JOINT AND SURVIVOR ANNUITY. The retired Participant shall receive a reduced Monthly Retirement Benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's beneficiary survives him, then commencing with the month following the month in which his death occurs, his beneficiary shall receive a continuing monthly benefit equal to two-thirds of such reduced amount for such beneficiary's lifetime, the last monthly payment being for the month in which the death of the beneficiary occurs.

             (D) OPTION D - TEN-YEAR CERTAIN AND LIFE ANNUITY. The retired Participant shall receive a reduced Monthly Retirement Benefit payable for his lifetime, with the continuance after his death to the beneficiary or beneficiaries designated by him of a monthly benefit equal to such reduced amount for the remainder, if any, of the ten-year term commencing with the retired Participant's beginning payment date. If any monthly benefit payments remain unpaid upon the death of the survivor of the Participant and his beneficiary, the remaining payments shall be made to the estate of such survivor.

         If the retired Participant's beneficiary under an optional form of payment is his spouse, spousal consent shall only be required in the case of Option D above, and not for Options A, B or C.

         A Participant's beneficiary may be any person or persons selected by such Participant with his spouse's consent. The reduced monthly payments to be made to a retired Participant under an optional form of payment shall be in an amount which, on the date of commencement thereof, is the actuarial equivalent of the monthly benefit otherwise payable to the Participant under the Plan in lieu of which the option was elected, taking into account the age of the Participant and the age of his beneficiary.


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                                   ARTICLE III
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                                SURVIVOR BENEFITS
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         3.1 If a Participant who has at least five (5) Years of Service should die after his retirement or termination of employment but prior to the commencement of benefit payments under the Plan, and if the Participant had a surviving spouse as defined in the Retirement Plan, the surviving spouse shall be eligible for payments as if the Participant had effectively elected the 50 percent joint and survivor option described under the Retirement Plan and designated his spouse as his beneficiary.

         3.2 If a Participant who has at least five (5) Years of Service should die prior to retirement or termination of employment, and if the Participant had a surviving spouse as defined in the Retirement Plan, the surviving spouse shall be eligible for payments as if the Participant had retired or terminated on the day before his death.

         3.3 If a Participant had ten (10) or more Years of Service on his date of death, his survivor benefit under this Article III shall commence on or after the later of the month next following his date of death or the month next following the date on which he would have attained age fifty-five (55). If a Participant had at least five (5) but less than ten (10) Years of Service on his date of death, his survivor benefit under this Article III shall commence on the later of the month next following his date of death or the month next following the date on which he would have attained age sixty-five (65).

                                   ARTICLE IV
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                                SPECIAL CREDITING
                                -----------------

         4.1 Employees who are Participants under the Plan as of its effective date of January 1, 1985 automatically will be credited with twenty (20) Years of Service or their actual number of



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Years of Service, whichever is greater, as of the date of their retirement or termination of employment.

                                    ARTICLE V
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                                 ADMINISTRATION
                                 --------------

         5.1 The Company shall be responsible for the administration of the Plan. The Company shall have all such powers as may be necessary to carry out the Plan, including the power to determine all questions relating to eligibility for and the amount of any benefit and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.

                                   ARTICLE VI
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                                     FUNDING
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         6.1 Benefits under the Plan shall be paid out of the general assets of the Employers including any trust or fund created for that purpose.

                                   ARTICLE VII
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                            AMENDMENT AND TERMINATION
                            -------------------------

         7.1 The Company reserves the right to amend or terminate the Plan at any time by action of its board of directors. Notwithstanding any such action, the Company shall be obligated to pay any benefits already accrued to any Participant under the Plan at the date of amendment or termination of the Plan and to continue making payments in the amounts determined to any retired Participant or his beneficiary, and shall be obligated to pay benefits in amounts not less than the



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benefits to which a Participant or his beneficiary would be entitled hereunder upon retirement, death or other termination of employment at the time of such amendment or termination. If a trust is being used to fund assets under the Plan and the Plan is terminated, any excess assets remaining in the trust after the full value of benefits already accrued to Participants under the Plan has been paid to such Participants or their beneficiaries shall revert to the Company.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. Neither the Participant nor any beneficiary shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be non-assignable and non-transferable. Any payment which the Company is required to make hereunder may be made, in the discretion of the Company, directly to the Participant or beneficiary or to any other person for the use or benefit of such Participant or beneficiary or that of his dependents, if any, including any person furnishing goods or services to or for the use or benefit of such Participant or beneficiary or that of his dependents, if any. Each such payment may be made without the intervention of a guardian. Any receipt by the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper application thereof.

         8.2 NO EMPLOYMENT GUARANTEED. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company or any Subsidiary to continue his employment with the Company or any Subsidiary, and nothing herein contained shall be construed as a commitment on the part of the Company or any Subsidiary to continue the employment or the annual salary rate of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan was never put into effect.



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         8.3 INTEREST OF PARTICIPANT. The obligation of the Company under the
Plan to provide the Participant with benefits hereunder merely constitutes the unsecured promise of the Company to make payments as provided herein, and the Participant shall have no interest in, and no lien or prior claim upon, any property of the Company or of any Subsidiary.

         8.4 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation, any legal or equitable rights as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms of the Plan.

         8.5 NO COMPETITION. The right of any Participant, surviving spouse, or other beneficiary to a supplemental retirement benefit under the Plan will be terminated, or, if payment thereof has begun, all further payments will be discontinued and forfeited, in the event the Participant (i) at any time wrongfully discloses any secret process or trade secret of the Company or any of its Subsidiaries, or (ii) engages, either directly or indirectly, as an officer, trustee, employee, consultant, partner, or substantial shareholder, on his own account or in any other capacity, in a business venture within the ten-year period following his retirement or termination of employment that the Company's board of directors reasonably determines to be competitive with the Company to a degree materially contrary to the Company's best interest.

         8.6 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         8.7 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio.





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         8.8 SUCCESSORS AND ASSIGNS. The Plan and the obligations created hereunder shall be binding upon the Company and its successors and assigns.

         8.9 DISHONEST CONDUCT OF A PARTICIPANT. Notwithstanding anything to the contrary contained in the Plan, if a Participant's employment with an Employer is terminated because the Company determines the Participant (i) engaged in dishonest or fraudulent acts against an Employer, (ii) willfully injured property of an Employer, (iii) conspired against an Employer, or (iv) disclosed confidential information concerning an Employer, then no supplemental retirement benefit shall be payable to the Participant or his surviving spouse under the Plan.

         EXECUTED at Orrville, Ohio, this 6th day of July, 1999.

                                             THE J. M. SMUCKER COMPANY


                                             /s/ Richard K. Smucker
                                             --------------------------
                                             By: Richard K. Smucker
                                                 President


                                             /s/  Philip P. Yuschak
                                             --------------------------
                                             By:  Philip P. Yuschak
                                                  Treasurer





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